SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 29, 2005 (November 22, 2005)

Atlantic Express Transportation Corp.

(Exact Name of Registrant as Specified in Charter)

New York	4151	13-392-4567
(State or Other Jurisdiction	(Primary Standard Industrial	(IRS Employer
of Incorporation)	Classification Code Number)	Identification No.)

7 North Street Staten Island, New York 10302-1205

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (718) 556-8079

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                          Completion of Acquisition or Disposition of Assets.

On November 22, 2005, Midway Leasing, Inc., a subsidiary of Atlantic Express Transportation Corp. (the “Company”), entered into a Contract of Sale with a third party (the “Purchaser”).  Pursuant to the Contract of Sale, Midway Leasing has agreed to sell to the Purchaser its owned real property located in Staten Island, New York for a gross purchase price of $4,200,000.  In connection with the sale of the property, the Company has agreed to leaseback the premises from the Purchaser for a term of ten years.  The lease calls for monthly payments of $29,750 with a 2.0% increase on November 30, 2006, 2007, 2008 and 2009.  The Company will be responsible for all real property taxes and utilities.  A copy of the Contract of Sale is attached hereto as Exhibit 10.1 and a copy of the proposed lease is attached hereto as Exhibit 10.2.

Item 9.01.                                          Financial Statements and Exhibits.

(c) Exhibits:

10.1	Contract of Sale, dated November 22, 2005, for the real property located in Staten Island, New York.

10.2	Proposed Lease for the real property located in Staten Island, New York.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 29, 2005

ATLANTIC EXPRESS TRANSPORTATION CORP.

/s/ Neil J. Abitabilo
Name:	Neil J. Abitabilo
Title:	Chief Financial Officer